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                                                                    EXHIBIT 99.1

                                                                October 24, 2000
                                                                Denver, Colorado

                              FOR IMMEDIATE RELEASE

                PRIMA ENERGY CORPORATION ISSUES OPERATIONS UPDATE

         Prima Energy Corporation ("Prima" or "the Company"), an independent oil and gas company based in Denver, Colorado, today released the following update on its operating activities.

DENVER BASIN

         Prima continues to develop its core property in the Wattenberg Field area of the Denver Basin, where the Company operates 360 wells. After drilling and completing ten Codell wells in the first half of 2000, Prima drilled nine Codell wells during the third quarter, of which eight are currently producing. The pay zone was faulted out in the ninth well, which has been temporarily abandoned. Two additional Codell wells have been drilled to date in the fourth quarter of 2000, with another ten wells planned by year-end. Prima estimates each Codell well to develop average net reserves of 300 MMcfe at a cost of $270,000. The Company has over 200 potential Codell drilling locations in inventory.

         Prima has also continued its successful fracture re-stimulation ("refrac") program in the Wattenberg area. After refrac'ing 34 Codell wells in the first half of 2000, Prima refrac'd 12 Codell wells in the third quarter of 2000, all of which are currently producing. Three additional Codell wells have been refrac'd to date in the fourth quarter, with another 12 planned by year-end. Prima estimates each Codell refrac to develop average net reserves of 150 MMcfe at a cost of $115,000. The Company estimates a remaining inventory of approximately 125 Codell refrac opportunities. In addition to the refrac program, Prima recompleted new producing intervals in five wells during the first three quarters of 2000, with another three recompletions planned through year-end.

         Mike Kennedy, Prima's Executive Vice President and Wattenberg Team Leader, stated "We continue to be pleased with the results of our drilling, refrac and recompletion programs in the Wattenberg Field area. The results are meeting our expectations and with current favorable commodity prices, the returns are outstanding."

POWDER RIVER BASIN

         Prima reported that it has now drilled 156 shallow coalbed methane ("CBM") wells in the Powder River Basin of northeast Wyoming, with 138 having been drilled this year. Of this total, 109 wells have been drilled at the Company's Stone's Throw Prospect, located approximately 30 miles north of Gillette, Wyoming. The first phase of the gathering system, which is owned and operated by Arete Gathering Company (a wholly owned subsidiary of Prima), has been completed. Nine CBM wells were placed on production October 9, 2000 and are currently producing approximately 390 Mcf of natural gas per day through temporary compression facilities into the sales line. Several additional wells will begin pumping in the next few days as downhole pumps are installed and well stimulations are completed. The Company expects production to increase as flowing pressures are reduced at the well heads, compression facilities are optimized, and the wells continue to dewater. The Company expects to take delivery and install three additional screw compressors and a 7,000 Mcf per day reciprocating compressor over the next several weeks. Concurrently, the Company is installing production and gathering facilities to hook-up approximately sixty additional wells at Stone's Throw. Mike McGuire, Prima's Executive Vice President and CBM Team Leader


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stated, "Our objective is to have all the permanent facilities installed with approximately eighty wells tied in by the end of December. Although we expect early gas production from many of the wells, the overall project is likely to take several months to dewater." Arete's system in this area is designed to include a second 7,000 Mcf per day reciprocating compressor so that when all facilities are installed and operational, the Company will have a system capable of handling 14,000 Mcf per day at Stone's Throw.

         John Carpenter, Prima's Vice-President of Marketing stated, "We have agreements in place that provide for the sale of all of our Stone's Throw gas at the inlet of Arete's compressors. The purchaser has contracted with Arete for gathering and compression and owns transport on the high-pressure header systems to the Rockport Hub near Cheyenne, Wyoming. Prima's wellhead price will be approximately 80(cent) under the Rockport Index, with Arete receiving a 38(cent) per Mcf fee for gathering and compression."

         Prima further stated that it has now drilled 28 CBM wells at its Kingsbury project in the Powder River Basin. Planning and negotiations are underway for gathering, compressing, and marketing gas from this project area. The Company stated that it does not expect the wells to be pumping and tied into a sales line until the first quarter of 2001.

         Finally, Prima stated that it expects to drill three Muddy Formation wells in the Powder River Basin by year-end. Prima will have a 50% working interest in these wells, with average projected depths of approximately 9,500 feet. The Company's share of the costs for drilling and completing these three wells, assuming all three are completed, is approximately $1,300,000. The first of these wells, the Cedar Draw Federal #2-31, was spud on October 21, 2000. This well is an extension of Prima's successful Muddy Field development at Cedar Draw, located in Campbell County, Wyoming.

EARNINGS RELEASE AND CONFERENCE CALL

         Prima reported that it would release third quarter results on November 9, 2000. A conference call is scheduled for Monday, November 13, 2000, at 9:00 am Mountain Standard Time. Interested parties may access the call by dialing 1-800-210-9006, pass code number 626862. The playback of the call may be accessed by dialing 1-888-203-1112, pass code number 626862 by noon on November 13th and will be available through midnight on November 17, 2000.

This press release contains "forward-looking statements" which are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements relating to capital expenditures, continued volatility of oil and natural gas prices, future drilling plans and other such matters. The words "estimate," "plan" or "expect" and similar expressions identify forward-looking statements. Such statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prima does not undertake to update, revise or correct any of the forward-looking information. Factors that could cause actual results to differ materially from the Company's expectations expressed in the forward-looking statements include, but are not limited to, the following: industry conditions; volatility of oil and natural gas prices; hedging activities; operational risks (such as blowouts, fires and loss of production); insurance coverage limitations; potential liability imposed by government regulation (including environmental regulation); the need to develop and replace its oil and natural gas reserves; the substantial capital expenditures required to fund its operations; risks related to exploration and developmental drilling; and uncertainties about oil and natural gas reserve estimates. For a more complete explanation of these factors, see "Cautionary Statement for the Purposes of the 'Safe Harbor' Provisions of the Private Securities Litigation Reform Act of 1995" included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, beginning on page 17.

NASDAQ SYMBOL: PENG

Contacts:   Richard H. Lewis, President
            Michael J. McGuire, Executive Vice President, Exploration
            Michael R. Kennedy, Executive Vice President, Corporate Development

Telephone Number: (303) 297-2100
Website:  www.primaenergy.com